UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 31st, 2014, Seagate Technology plc’s affiliates, Seagate Technology International (Wuxi) Co., Ltd. and Seagate Technology (Suzhou) Co., Ltd. received a final audit assessment from the Jiangsu Province State Tax Bureau of the People’s Republic of China.  The assessment is related to tax and interest associated with changes to the Company’s tax filings for calendar years 2007 through 2013.

The Company will record approximately $200 million in additional tax expense associated with the assessment in its 2nd quarter, fiscal year 2015.  The cash payment of approximately $230 million for the assessment will occur in its 3rd quarter, fiscal 2015.

Resolving the audit in connection with obtaining agreement from the China tax authorities on predictable, future tax expense provides stability to the Company’s business model.  Additional, future tax expense required by the agreement is not expected to have a material impact on the Company’s financial statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ PATRICK J. O’MALLEY, III
Name:	Patrick J. O’Malley
Title:	Executive Vice President and Chief Financial Officer

Date: January 2, 2015

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